

Quaker Chemical Corporation
Investor Conference Call
April 27, 2011

Quaker

Risk and Uncertainties Statement

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other Companies.

This data should be read in conjunction with the Company's first quarter earnings news release dated April 26, 2011, which has been furnished to the SEC on Form 8-K, and the Company's Form 10-Q for the quarterly period ended March 31, 2011, which has been filed with the SEC.

Forward-Looking Statements

This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company's demand is largely derived from the demand for its customers' products, which subjects the Company to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, and future terrorist attacks such as those that occurred on September 11, 2001. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

1st Quarter 2011 Results

- Diluted EPS of $0.91 in 1Q 2011 vs. EPS of $0.84 for 1Q 2010
  - 1Q 2010 results include a charge of EPS $0.03 related to the devaluation of the Venezuelan Bolivar
  - Both quarters include tax benefits of $0.11 related to FIN 48, Accounting for Uncertainty in Income Taxes
- Sales up 25% to $159.9 MM with product volume up 16% including acquisitions, compared to 1Q 2010
- Volume was up 9% including acquisitions from Q4 2010
- Gross margin of 33.0% vs. 36.9% in 1Q 2010 and 33.7% in 4Q 2010, due to higher raw material costs outpacing pricing actions. Additional 2011 pricing actions planned.
- Debt increased from December 31, 2010 due to higher working capital requirements on increased business activities, as well as the timing of payments related to incentive compensation

Outlook

Short-term

- Some demand uncertainty with recent interest rate increases in China, India and Brazil
- Limited margin visibility over the next one to two quarters as raw material costs continue to escalate
  - Lag effect with additional price increases
- Helping to offset these uncertainties are new business gained and growth from recent acquisitions
- Continued goal to build upon the record profits achieved in 2010

Longer-term

- Good growth prospects as Europe and U.S. markets continue to recover and emerging markets continue strong growth

Product Volume by Quarter


50,000
45,000
40,000
35,000
30,000
25,000
Metalworking Process Chemicals Segment
3Q08 YTD Avg.
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11

Record Volume Level In Q1 2011

Chart 2

Annualized Run Rate of Adjusted EBITDA



80
70
60
50
40
30
20
10
0
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011

Note: Excludes restructuring, CEO transition costs, equity affiliate out-of-period charge and non-income tax contingency charge. Annualized EBITDA is latest quarter's EBITDA multiplied by 4.

Current EBITDA Run Rate Highest In Quaker History

NA Steel Market Data


Weekly Tonnage of Raw Steel Production
1900
1750
1600
1450
1300
1150
1000
850
700
(thousands of net tons)
1,861
2010
2009
Updated: April 19, 2011
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
Source: AMM from American Iron and Steel Institute data

Summary

- Record quarter for sales, earnings and EBITDA
- Balance sheet continues to be strong
- Positioned for good growth over next several years in both emerging and mature markets
  - Emerging markets – well positioned in BRIC (Brazil, Russia, India & China) to take advantage of strong growth
  - Mature Markets – Steel and auto markets expected to have above normal growth as industries gradually rebound
- Raw material costs continue to increase
- Further pricing actions being planned for Q2

Reconciliation of Annualized Run Rate of Adjusted EBITDA

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011
Net income (loss) attributable to Quaker Chemical Corporation	4,440	(2,722)	2	3,234	5,052	7,932	9,419	9,153	6,340	6,895	10,600
Add / (subtract):											
Depreciation	2,822	2,600	2,458	2,343	2,147	2,577	2,593	2,475	2,380	2,419	2,656
Amortization	300	271	257	265	275	281	254	208	274	252	486
Interest Expense	1,330	1,423	1,242	1,538	1,356	1,397	1,311	1,386	1,345	1,183	1,218
Taxes on income	967	(871)	(251)	1,567	2,747	3,002	3,181	4,143	1,661	3,631	2,822
Restructuring and related activities	-	2,916	2,289	-	-	-	-	-	-	-	-
Non-Income tax contingency charge	-	-	-	-	-	-	-	-	3,581	551	-
Mexcio Out-of-Period charge	-	-	-	-	-	-	-	-	-	564	-
CEO transition costs	1,625	-	-	1,193	1,250	-	-	-	1,317	-	-
Adjusted Quarterly EBITDA	11,484	3,617	5,997	10,140	12,827	15,189	16,758	17,365	16,898	15,495	17,782
Multiply by 4	4	4	4	4	4	4	4	4	4	4	4
Annualized Run Rate of Adjusted EBITDA	45,936	14,468	23,988	40,560	51,308	60,756	67,032	69,460	67,592	61,980	71,128